EX-23.2

                             CONSENT OF COUNSEL

                             Brian F. Faulkner
                      A Professional Law Corporation
                      27127 Calle Arroyo, Suite 1923
                    San Juan Capistrano, California 92675
                             (949) 240-1361


October 21, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  ParaFin Corporation - Form S-8 POS

Dear Sir/Madame:

I have acted as counsel to ParaFin Corporation (formerly known as E.T. Corporation), a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 POS relating to the registration of 30,000,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Amended and Restated Retainer Stock Plan for Non-Employee Directors and Consultants (Amendment No. 4), and 15,000,000 Shares which are issuable pursuant to the Company's Amended and Restated Stock Incentive Plan (Amendment No. 3). I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                       Sincerely,



                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner, Esq.